Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 7,000,000 shares of the Class A common stock, $0.01 par value per share (the “Class A common stock”) of the Company (including up to 1,050,000 shares of Class A common stock that may be issued pursuant to the exercise of the underwriter’s option to purchase up to an additional 1,050,000 shares of Class A common stock) pursuant to a Registration Statement on Form S-3 (File No. 333-216251) filed with the Securities and Exchange Commission on February 27, 2017 and the related prospectus supplement dated September 20, 2019 are estimated to be as follows:

SEC registration fee	$29,172
NYSE listing fee	30,188
Accounting fees and expenses	100,000
Legal fees and expenses	400,000
Printing and engraving fees and expenses	15,069
Transfer agent fees and expenses	5,000
Miscellaneous fees and expenses	20,571
Total	600,000